EXHIBIT 10.32
MEMORANDUM

TO:	Taconic Group LLC

FROM:	Tangiers Investors LP

DATE:	March 6, 2013

RE:	Disbursement of Funds

Pursuant to that certain Securities Purchase Agreement between the parties listed above dated March 6, 2013, a disbursement of funds will take place in the amount and manner described below:

Please disburse to:
Amount to disburse:	$12,500
Form of distribution	Wire from U.S. bank account
Name
Address
Bank Name:
Bank Address
Bank Phone #
ABA Routing #
Account #

TOTAL: $12,500

By:	/s/ Michael Sobeck	Dated: March 6, 2013
Tangiers Investors, LP
Name: Michael Sobeck, Managing Member of General Partner Tangiers Capital LLC

STATEMENT OF NON-AFFILIATION

Neither Tangiers Investors LP nor Tangiers Capital LLC is an officer, director, control person, or beneficial owner of more than 5% of any class of security of the Issuer and I am not and have not been during the preceding three months an affiliate of the Company as that term is defined by Rule 144 of the Securities Act of 1933.

All information furnished herein is true, accurate and complete. In the event any information shall come into my possession that would indicate that the information contained herein is not accurate or complete, I shall immediately inform you of such change or information in writing.

Signed:	/s/ Michael Sobeck
Michael Sobeck, Managing Member of
General Partner Tangiers Capital LLC

Date:	3/6/2013

ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AGREEMENT (the “Agreement”) is made effective as of the 6th day of March 2013, by and among Tangiers Investors LP (the “Assignor”); Taconic Group LLC (the “Assignee”) and Frozen Food Gift Group, Inc. (the “Company”).

WHEREAS, Assignee wishes to assume the Assignors’ right, title, and interest in and to that 10% Convertible Promissory Note dated as of September 19, 2012, made by the Company in the favor of the Assignor in an original principal amount of $12,500 (the “Note”) for which full consideration has been paid to the Company; and

WHEREAS, the Assignor desires to assign to the Assignee the Note including principal and interest and all Assignors’ right, title, and interest in and to the Note, based on the terms and conditions set out herein.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties hereto agree as follows:

1.
Assignment. Subject to and in accordance with the terms and conditions set forth in this Agreement, the Assignor hereby grants, sells, assigns, and conveys to the Assignee, without recourse, all of Assignor’s right, title and interest in and to the Note.

2.
Consideration. In consideration for the assignment of the Note, Assignee shall pay to the Assignor $12,500 to be paid to Assignor in lawful money of the United States of America by Assignor by March 6, 2013 to the account provided by the Assignor in a Memorandum to Assignee. Payment will be made from a U.S. bank account.

3.	Representations of Assignor. Assignor hereby represents and covenants to Assignee that:

a.
Assignor has all requisite authority to execute and deliver this Agreement and another document contemplated by this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.

b.	The outstanding principal amount of the Note as of March 6, 2013, including interest, OID, and any other fees, is $12,500.

c.	Assignor’s interest in and to the Note is free and clear of all liens, encumbrances, obligations or defects that are of record prior to the date of this Agreement.

d.	Assignor is an "accredited investor" within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission under the Securities Act.

e.	Neither Assignor nor any of its officers and directors are now, or have been in the last 90-days, officers or directors of the Company, or beneficial holders of 10% or more of its stock.

4.	Representations of Assignee. The Assignee hereby represents and covenants, individually, to the Company and to the Assignor that:

a.
Assignee has all requisite power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement to be signed by the Assignee and to perform its obligations hereunder and to consummate the transactions contemplated hereby;

b.
Assignee understand that the shares to be issued upon conversion of the Note have not been, and may not be, registered under the Securities Act of 1933, as amended (the “Securities Act”) by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Assignee’s representations as expressed herein or otherwise made pursuant hereto;

c.
Assignee has substantial experience in evaluating and investing in securities of companies similar to the Company and acknowledges that it can protect its own interests. Assignee has such knowledge and experience in financial and business matters so it is capable of evaluating the merits and risks of its investment in the Company. Assignee is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission under the Securities Act;

d.
Assignee has had an opportunity to receive all information related to the Company requested by them and to ask questions of and receive answers from the Company regarding the Company, and its business. Assignee has reviewed the Company’s periodic reports on file with Securities and Exchange Act filings;

e.	Assignee understands that there is a limited trading market for the shares issued upon conversion of the Note and that an active market may not develop for the shares; and

f.	Assignee represents and warrants that it has read the terms of the Note and agrees to such terms.

5.
Entire Agreement. This Agreement constitutes the entire agreement between the parties in respect of the assignments contemplated hereby and there are no warranties, representations, terms, conditions, or collateral agreements expressed or implied, statutory or otherwise, other than expressly set forth in this Agreement. This Agreement expressly supersedes and replaces any and all prior understandings or agreements between the parties with respect to the subject matter of this Agreement.

6.
All Further Acts. Each of the parties hereto will do any and all such acts and will execute any and all such documents as may reasonably be necessary from time to time to give full force and effect to the provisions and intent of this Agreement. The Assignor further agrees that it will, at any time and from time to time after the date hereof, upon the Assignee’s request, execute, acknowledge and deliver or cause to be executed and delivered, all further documents or instruments necessary to effect the transactions contemplated in this Agreement.

7.	Choice of Law. This Agreement shall be governed by, and construed with, the laws of the State of Florida, without giving effect to the conflict of law provisions thereof.

8.	Notices. Notices to Assignee under the Note, shall be to the address set forth above.

9.	Headings. The headings and captions contained in this Agreement are for convenience of reference only and will not in any way affect the meaning or interpretation of this Agreement.

10.
Survival. Each party is entitled to rely on the representations and warranties of the other party and all such representations and warranties will be effective regardless of any investigation that the party has undertaken of failed to undertake. The representations and warranties will survive the effective date of this Agreement and continue in full force and effect until six (6) months after the effective date of this Agreement.

11.
No Assignment. No Party may assign any right, benefit or interest in this Agreement without the written consent of the other party, which consent may not be unreasonably withheld. This Agreement will inure to the benefit of, and be binding upon, the Assignors and the Assignee and their respective successors and assigns.

12.	Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties.

13.
Counterparts and Electronic Means. This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the day and year first written above.

14.
Hold Harmless. Assignee agrees that this assignment is “as-is” and Assignee agrees to indemnify and hold harmless Assignor from any and all claims and for any loss or liability related to this assignment. Assignee is aware that the Company is a troubled, under-capitalized, development stage company with no revenue and ongoing losses that are likely to continue. Assignee is aware that this is a risky investment and that Assignee may lose part or all of its investment.

15.	Effective. This partial assignment will become effective upon (1) signature by all three parties and (2) delivery of valid payment to Assignor.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

Assignor:

Tangiers Investors LP

/s/ Michael Sobeck
Michael Sobeck, Managing Member of
General Partner Tangiers Capital LLC

Assignee:

Taconic Group LLC

/s/ Robert Grinberg
Name: Robert Grinberg Title: Managing Member

Company:

Frozen Food Gift Group, Inc.

/s/ Jonathan Irwin
Jonathan Irwin, CEO